EXHIBIT 11.1




Statement regarding computation of per share earnings

The numerators and denominators of basic and diluted earnings per share are as follows:


|---------------------------------------------|--------------------------------|
|                                             | Nine months ended September 30,|
|---------------------------------------------|----------------|---------------|
|                                             |                |               |
|                                             |      2001      |      2000     |
|---------------------------------------------|----------------|---------------|
| Net loss allocable to common (numerator)    | $(19,509,315)  | $(14,298,938) |
|---------------------------------------------|----------------|---------------|
| Share used in the calculation (denominator) |                |               |
|---------------------------------------------|----------------|---------------|
|    Weighted average shares outstanding      |          100   |         100   |
|---------------------------------------------|----------------|---------------|
|    Effect of diluted stock options          |           --   |          --   |
|---------------------------------------------|----------------|---------------|
|    Fully diluted shares                     |          100   |         100   |
|---------------------------------------------|----------------|---------------|
|---------------------------------------------|----------------|---------------|
| Basic earnings per share                    | $   (195,093)  |  $ (142,989)  |
|---------------------------------------------|----------------|---------------|
|---------------------------------------------|----------------|---------------|
| Diluted earnings per share                  | $   (195,093)  |  $ (142,989)  |
|---------------------------------------------|----------------|---------------|